SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


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(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
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      Rule 14a-b(e)(2))
(x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                      ANCHOR FINANCIAL CORPORATION

            (Name of Registrant as Specified In Its Charter)

                     ANCHOR FINANCIAL CORPORATION

   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


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(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

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it was determined)

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( ) Check box if any part of the fee is offset as provided by Exchange
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    1)  Amount Previously Paid:              $

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    4)  Date Filed:

                          ANCHOR FINANCIAL CORPORATION
                                2002 OAK STREET
                       MYRTLE BEACH, SOUTH CAROLINA 29577
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS:
     Notice is hereby given that the Annual Meeting of Shareholders of Anchor Financial Corporation will be held on Wednesday, April 26, 1995 at 4:00 p.m. local time, at The Dunes Golf and Beach Club, 9000 North Ocean Boulevard, Myrtle Beach, South Carolina 29572, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:
     1. To fix the number of Directors to be elected at six and to elect six persons as Directors;
     2. To ratify the selection of Price Waterhouse LLP as independent public accountants for the Corporation for the year ending December 31, 1995; and
     3. To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only those shareholders of common stock of record at the close of business on March 1, 1995, shall be entitled to notice of and to vote at the meeting. The Stock Transfer Book of the Corporation will not be closed.
     A copy of the Corporation's 1994 Annual Report to Shareholders is enclosed with this proxy statement.
                                          By Order of the Board of Directors
                                          STEPHEN L. CHRYST
                                          President and Chief Executive Officer
Myrtle Beach, South Carolina
March 24, 1995
YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY-EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOUR PROXY CAN BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                          ANCHOR FINANCIAL CORPORATION
                                2002 OAK STREET
                       MYRTLE BEACH, SOUTH CAROLINA 29577
                                PROXY STATEMENT
     This Proxy Statement and the accompanying form of proxy are first sent to shareholders on or about March 24, 1995.
                          INFORMATION CONCERNING PROXY
     This solicitation of proxies for the Annual Meeting is being made by the Board of Directors of Anchor Financial Corporation (the "Corporation") for use at the meeting to be held on Wednesday, April 26, 1995 at 4:00 p.m. local time, at The Dunes Golf and Beach Club, 9000 North Ocean Boulevard, Myrtle Beach, South Carolina 29572, and at any adjournment(s) thereof. The entire cost of such solicitation will be borne by the Corporation. The Corporation, through its directors, officers, and regular employees, may solicit proxies personally or by telephone, in addition to solicitation by mail, but without additional compensation for such solicitation. The Corporation may request brokers and others to send the Proxy Statement and the proxy material to the beneficial owners of the shares and may reimburse them for their reasonable expense in doing so.
     The shares represented by the accompanying proxy will be voted if the proxy is properly executed and received by the Corporation prior to the time of the meeting. All proxies delivered pursuant to this solicitation are revocable at any time prior to the exercise thereof at the option of the persons executing them. Unless revoked, properly executed proxies will be voted in accordance with the instructions contained therein. Proxies which contain no instructions will be voted "FOR" the proposals.
     The Corporation does not intend to present any matters for action other than those listed in the Notice of Annual Meeting and has not been informed that any persons intend to present any other matters for action at the meeting. However, if any other matters are properly brought before the meeting, the persons designated as proxies will vote in accordance with their best discretion on such matters.
                  VOTING SHARES AND PRINCIPAL HOLDERS THEREOF
     At the close of business on March 1, 1995, the record date, the Corporation had 4,000,000 shares of common stock authorized, $6.00 par value per share, of which 1,270,210 shares were issued and outstanding, and 61,786 shares were subject to options. The Corporation's common stock is the only class of stock outstanding. Only the holders of record of common stock of the Corporation at the close of business on March 1, 1995, are entitled to notice of and vote on the matters to come before the Annual Meeting of Shareholders or any adjournment thereof.
     Presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Meeting or any adjournment thereof.
                                       1

     A shareholder is entitled to one (1) vote, in person or by proxy, at the Annual Meeting for each share of common stock of the Corporation held of record in his or her name at the close of business on the record date, March 1, 1995.
     In the election of each director and in all other matters which come before the meeting of shareholders, each shareholder shall be entitled to one vote for each share of stock owned by him.
     As of March 1, 1995, The Anchor Bank Employee Stock Ownership Plan beneficially owned 108,090 shares (8.51%) of the Corporation's outstanding common stock. To the knowledge of the management of the Corporation, as of March 1, 1995, no other shareholder owned beneficially more than five percent (5%) of the Corporation's outstanding common stock. As of March 1, 1995, the Board of Directors of the Corporation beneficially owned 235,767 shares (18.56%) directly and indirectly, of the Corporation's issued and outstanding common stock. The Board of Directors, as trustees, also has voting power as to 40,458 (3.19%) unallocated shares owned by The Anchor Bank Employee Stock Ownership Plan.
                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
     Any proposal that a shareholder intends to present at the 1996 Annual Meeting must be received at the Corporation's Principal Offices (2002 Oak Street, Myrtle Beach, South Carolina 29577, Attention: Corporate Secretary) not later than November 25, 1995. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.
                             ELECTION OF DIRECTORS
     The Charter and By-Laws of the Corporation provide that the Board of Directors shall consist of a maximum of twenty (20) persons. The Board currently consists of seventeen directors. The Charter and By-Laws also provide that the terms of the Board of Directors be staggered so that approximately one-third of the directors are elected each year to three-year terms. The Board of Directors of the Corporation have proposed that the number of directors to be elected in 1995 to serve three-year terms be fixed at six and that the six nominees set out in the following section be elected for the terms indicated. All the nominees are presently serving as directors of the Corporation.
     It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the persons named in the proxy either to vote for such other person or persons for director as may be nominated by the Board of Directors, or to reduce the number of directors to be elected at the meeting by the number of such persons unable or unwilling to serve.
     The Corporation recommends that you vote in favor of all the nominees named below for election to the Board of Directors.
                                       2

                 INFORMATION RESPECTING THE BOARD AND NOMINEES
     The Board of Directors of the Corporation, which met ten times in 1994, has standing Executive, Audit, Loan, Long Range Planning and Compensation Committees. The Long Range Planning Committee also serves as the nominating committee.
     The Audit Committee, which met five times during 1994, consists of C. Jason Ammons, Jr., C. Donald Cameron, Stephen L. Chryst, John D. Flowers, J. Roddy Swaim, Harry A. Thomas, and Zeb M. Thomas, Sr. The Audit Committee has the responsibility of recommending to the Board of Directors the engagement or discharge of the independent public accountants, reviewing with the independent public accountants the plan for and results of the audit engagement, maintaining direct reporting responsibility and regular communication with the Corporation's internal audit staff, reviewing the scope and results of the internal audit procedures of the Corporation and its subsidiaries, approving the services to be performed by the independent public accountants, reviewing the degree of independence of the public accountants, considering the range of audit and nonaudit fees, and reviewing the adequacy of the Corporation's system of internal accounting controls.
     The Compensation Committee met three times during 1994, and consists of C. Donald Cameron, John D. Flowers, J. Bryan Floyd, J. Roddy Swaim and Zeb M. Thomas, Sr. The Compensation Committee makes recommendations to the Board of Directors with respect to the Corporation's compensation policies and compensation of the executive officers.
     The Long Range Planning Committee met one time during 1994, and consists of Stephen L. Chryst, John D. Flowers, J. Bryan Floyd, Admah Lanier, Jr., Thomas J. Rogers, Albert A. Springs, III, J. Roddy Swaim and Zeb M. Thomas, Sr. The Long Range Planning Committee is responsible for long range planning issues and identifying and screening candidates to fill vacancies on the Board of Directors and also makes recommendations regarding the size and composition of the Board of Directors. This committee will consider recommendations for director nominees made by shareholders of the Corporation. Such nominations shall be made by writing to the Chief Executive Officer of the Corporation and providing the candidate's name, biographical data and qualifications.
     All directors attended at least 75% of the meetings of the Board of Directors of the Corporation during 1994 except Directors Ammons and Burroughs. Directors Ammons, Bellamy, Brandon and Burroughs attended less than 75% of the total meetings of the Committees on which they served during 1994.
     Under the securities laws of the United States, the Corporation's directors, its executive officers, and any persons holding more than ten percent of the Corporation's common stock are required to report their ownership of the Corporation's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to report in this proxy statement any failure to file by these dates during 1994. To the best of the Corporation's knowledge, these filing requirements were satisfied by its directors and officers in 1994. In making these statements, the Corporation has relied on the written representations of its directors and officers and copies of the reports that they have filed with the Commission.
     Directors of the Corporation receive $250 per quarter and $600 per special meeting (not held on a regularly scheduled meeting date) attended for their services. All committee members receive $150 for each committee meeting attended, and payment for one excused absence, if applicable.
                                       3

     The persons indicated with an asterisk (*) below are nominated for election to serve until the annual meeting of shareholders in the year their terms expire. It is the intention of the persons named in the proxy to vote for the election of all nominees. The other persons listed are current directors of the Corporation elected to serve until the year their term will expire.

                                  YEAR
                                  TERM
     NAME AND YEAR                WILL
   MADE DIRECTOR (1)      AGE    EXPIRE                   PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
C. Jason Ammons, Jr.      49      1996    Owner -- Sea Mist Resort
  (1987)
Howell V. Bellamy, Jr.    58      1997    Chairman of the Board -- Bellamy, Rutenberg, Copeland, Epps,
  (1989)                                  Gravely and Bowers, P.A. (Attorney)
W. Cecil Brandon, Jr.     65      1997    President -- Brandon Advertising & Sales Co., Inc.
  (1974)
James E. Burroughs*       48      1998    Chairman of the Board -- Burroughs & Chapin Company
  (1989)
C. Donald Cameron         66      1997    President -- Inlet Development Corporation
  (1974)
Stephen L. Chryst*        49      1998    President and Chief Executive Officer of the Corporation
  (1978)
John D. Flowers*          64      1998    Executive and principal shareholder of the following corporations:
  (1974)                                  Myrtle Beach Seafood Market, Inc.; Ocean Mgmt., Inc.
J. Bryan Floyd*           59      1998    Businessman and civic leader. Owner and Operator, Hoskins
  (1994)                                  Restaurant; Vice President and Secretary, Caro-Strand Corporation
                                          d/b/a Bay Tree Golf Plantation
Admah Lanier, Jr.         68      1996    Co-owner and President, Lanwillo Development Co.; Owner, Arvida
  (1994)                                  Development Co., Inc.; Owner, Pender Development Co., Inc.;
                                          partner, Coastal Farms
Tommy E. Looper           47      1996    Executive Vice President, Chief Financial Officer, and
  (1993)                                  Secretary of the Corporation
W. Gairy Nichols, III     43      1996    Owner -- Dunes Realty, Inc.
  (1987)
Ruppert L. Piver*         55      1998    Rural Letter Carrier for U.S. Postal Service; previously owner of
  (1994)                                  R. L. Piver Landscaping and Hauling
Thomas J. Rogers          58      1996    President -- Grand Strand Broadcasting Corporation
  (1974)
Albert A. Springs, III*   55      1998    Owner -- H. B. Springs Company (Insurance)
  (1974)
J. Roddy Swaim            49      1997    Owner -- Dunes Realty, Inc.
  (1987)
Harry A. Thomas           45      1997    President -- Thomas Real Estate Company
  (1994)
Zeb M. Thomas, Sr.        73      1996    Owner -- The Dayton House, Inc. (Hotel)
  (1979)

(1) Year first a Director of the Corporation.
(*) Nominee for election.
                                       4

                        SECURITY OWNERSHIP OF MANAGEMENT
     The following table shows the shares of the Corporation's common stock owned beneficially by each director and by executive officers and directors of the Corporation as a group on March 1, 1995.

                                                                           NUMBER OF SHARES        PERCENTAGE OF
                                                                            OWNED DIRECTLY     OUTSTANDING SHARES OF
SHAREHOLDER                                                                  (INDIRECTLY)          COMMON STOCK
C. Jason Ammons, Jr.....................................................         30,507                  2.40%
                                                                                (14,716)                (1.16%)
Howell V. Bellamy, Jr...................................................          2,162                  0.17%
W. Cecil Brandon, Jr....................................................          8,254                  0.65%
                                                                                   (236)                (0.02%)
James E. Burroughs*.....................................................            103                  0.01%
C. Donald Cameron.......................................................             93                  0.01%
                                                                                 (4,055)                (0.32%)
Stephen L. Chryst*......................................................         11,974(1)               0.94%
John D. Flowers*........................................................         11,311                  0.89%
J. Bryan Floyd*.........................................................         22,512                  1.77%
                                                                                   (159)                (0.01%)
Admah Lanier, Jr........................................................          4,337                  0.34%
Tommy E. Looper.........................................................          8,612(1)               0.68%
                                                                                   (615)                (0.05%)
W. Gairy Nichols, III...................................................         15,603                  1.23%
                                                                                   (951)                (0.07%)
Ruppert L. Piver*.......................................................          5,045                  0.40%
Thomas J. Rogers........................................................          7,491                  0.59%
                                                                                 (1,004)                (0.08%)
Albert A. Springs, III*.................................................         14,269                  1.12%
J. Roddy Swaim..........................................................          6,722                  0.53%
                                                                                   (900)                (0.07%)
Harry A. Thomas.........................................................         14,711                  1.16%
                                                                                   (434)                (0.03%)
Zeb M. Thomas, Sr.......................................................         26,230                  2.07%
                                                                                (22,761)                (1.79%)
All directors and executive officers as a group (20 persons)............        196,893 (1)(2           15.50%
                                                                                (57,748)                (4.55%)

(*) Nominee for election.
(1) Includes vested shares in The Anchor Bank Employee Stock Ownership Plan for Messrs. Chryst and Looper of 8,774 and 4,960, respectively, and does not include stock options exercisable on December 31, 1994. All directors and executive officers as a group have the right to purchase an aggregate of 52,665 shares of common stock under the stock option plan, including 20,000 and 11,200 shares for Messrs. Chryst and Looper, respectively.
(2) The Board of Directors, as trustees, also has voting power as to 40,458 unallocated shares owned by The Anchor Bank Employee Stock Ownership Plan.
                                       5

                             EXECUTIVE COMPENSATION
     The following table discloses compensation for services in all capacities for the three years ended December 31, 1994, which were paid by the Corporation to all executive officers whose total annual salary and bonus exceeded $100,000.
                           SUMMARY COMPENSATION TABLE

                                                                          ANNUAL COMPENSATION
                                                                                  (1)                ALL OTHER
NAME AND PRINCIPAL POSITION                                      YEAR     SALARY        BONUS     COMPENSATION (2)
Stephen L. Chryst                                                1994    $215,000      $77,400        $ 26,071
President and Chief Executive Officer                            1993     181,000       57,010          27,352
                                                                 1992     181,000       13,703          24,334
David E. Buffaloe                                                1994    $ 90,000      $17,537        $ 13,199
President -- The Anchor Bank of North Carolina                   1993      83,640            0           8,698
                                                                 1992      82,000        5,000           8,841
Robert E. Coffee, Jr.                                            1994    $ 90,000      $25,000        $ 13,249
Executive Vice President and Chief Administrative                1993      76,500            0             404
Officer -- The Anchor Bank                                       1992      74,500        1,000             393
Robert R. DuRant, III                                            1994    $100,000      $30,000        $ 10,451
Executive Vice President and Chief Credit Officer --             1993      90,000       42,757          10,485
The Anchor Bank                                                  1992      87,917        9,133           7,736
Tommy E. Looper                                                  1994    $120,000      $40,000        $ 21,539
Executive Vice President and Chief Financial Officer             1993      92,500       42,757          14,833
                                                                 1992      92,500        9,196           9,071

(1) The aggregate amount of perquisites and other personal benefits not reported above during 1994 for any individual named above did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported above for such named executive officer.
    Mr. Buffaloe received a 1993 performance bonus of $10,037 in 1994.
(2) The amounts disclosed in this column include:
    (a) The Corporation adopted an Employee Stock Ownership Plan ("ESOP") effective January 1, 1982 covering all employees with at least one-year of continuous service. The ESOP is administered by the Board of Directors of The Anchor Bank. Contributions to the ESOP, which are discretionary with the Board of Directors are used to purchase shares of the Corporation's stock. The shares are held in trust for each employee until retirement, death, or break in service. Each participant is allocated a portion of the contribution in proportion to his compensation relative to the aggregate compensation of all participants. Participants employed less than seven years will be less than 100% vested in their account in the ESOP. Benefits are distributed in the form of shares of the Corporation's stock. For the year 1994, the Corporation's contribution to the ESOP was $281,455, including contributions of $8,189, $6,173, $6,507, $7,313 and $8,189 for Messrs.
        Chryst, Buffaloe, Coffee, DuRant and Looper, respectively.
                                       6

    (b) The Corporation adopted a pre-tax savings plan ("401(k) Plan") effective June 1, 1991 covering all employees with at least three-months of continuous service. Under the 401(k) Plan, employees are eligible to contribute up to 15% of compensation up to the statutory limit. The 401(k) Plan allows for discretionary employer matching contributions. For the year 1994, the Board of Directors approved a discretionary employer matching contribution of 50% of compensation contributed by the employee up to 2% of the employee's total compensation. The discretionary employer matching contributions will cover all employees with at least one-year of continuous service. Participants employed less than seven years will be less than 100% vested in the discretionary employer matching contributions portion of their account in the 401(k) Plan. For the year 1994, the Corporation's matching contribution to the 401(k)
        Plan was $58,545, including a matching contribution of $3,000, $2,261, $1,530, $2,679 and $3,000 for Messrs. Chryst, Buffaloe,
        Coffee, DuRant and Looper, respectively.
    (c) Officers that are directors and members of the committees of the Board of Directors receive fees for attendance at such meetings in the same manner as outside directors. For the year 1994, the Corporation paid in director and committee fees $14,250, $4,200, $4,800 and $9,800 to Messrs. Chryst, Buffaloe, Coffee and
        Looper, respectively.
    (d) Payment by the Corporation for the year 1994 of premiums of $632, $565, $412, $458 and $550 for group term life insurance on behalf of Messrs. Chryst, Buffaloe, Coffee, DuRant and Looper, respectively.
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES
     The following table sets forth the aggregated option exercises in fiscal 1994 by the named executive officers and the value of such officers' unexercised options at December 31, 1994.

                                  SHARES                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                 ACQUIRED                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                                    ON             VALUE         OPTIONS/SARS AT FY-END (#)          AT FY-END ($)(2)
NAME                           EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
Stephen L. Chryst............     -0-           $  -0-             20,000            -0-        $195,000.00       $ -0-
David E. Buffaloe............      9,496          89,296.00        -0-               -0-            -0-             -0-
Robert E. Coffee, Jr.........     -0-              -0-             10,265            -0-         162,289.65         -0-
Robert R. DuRant, III........     -0-              -0-             11,200            -0-         109,200.00         -0-
Tommy E. Looper..............     -0-              -0-             11,200            -0-         109,200.00         -0-

(1) The value is calculated by subtracting the exercise price from the market value on the date of exercise.
(2) The value is determined by subtracting the exercise or base price from the market value of the underlying securities at the fiscal year-end. The market value of the Corporation's common stock at its fiscal year-end of December 31, 1994 was $27.50 per share.
                                       7

            COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION
     The Compensation Committee's executive compensation philosophy (which includes the Chief Executive Officer) is to provide competitive levels of compensation, integrate management's pay with the achievement of the Corporation's annual and long-term performance goals, recognize individual initiative and achievement, and assist the Corporation in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Corporation's industry and also considers general economic conditions and other external factors.
     Base salaries for executive management are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the financial services industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Corporation, the performance of the executive, and any increased responsibilities assumed by the executive.
     Compensation paid during 1994 to executive officers consisted of base salary, bonus, matching contributions paid with respect to the Corporation's 401(k) Plan and ESOP. Payments to the Corporation's 401(k) Plan and ESOP are made to all employees on a non-discriminatory basis.
     The Corporation has an existing executive management incentive bonus program, which is administered by the Compensation Committee. The amounts, which are awarded annually, are determined based upon a combination of the level of achievement by the Corporation of its strategic and operating goals and the level of achievement of individual objectives by participants.
     Performance goals were adopted by the Board of Directors at the beginning of 1994. Certain performance goals included earnings per share ("EPS") of $2.10, net noninterest expense to average asset ratio of 2.75%, and growth of average assets internally by 10%. The Corporation's EPS was $2.76 or 131% of goal. The net noninterest expense to average asset ratio was 2.40% or 115% of goal. Average assets grew internally 15.9% or 159% of goal.
     For the year 1994, based on the factors discussed above and a review by the Compensation Committee, Messrs. Buffaloe, Coffee, DuRant and Looper received increases in base pay of 7.6%, 17.6%, 11.1% and 29.7%, respectively. Messrs. Buffaloe, Coffee, DuRant, and Looper were awarded a bonus of 8.3%, 27.8%, 30.0% and 33.3% of their base salaries for the year 1994, respectively.
     It is the philosophy of the Compensation Committee that stock options should be awarded only to key employees of the Corporation on an intermittent basis to promote long-term interests between such employees and the Corporation's stockholders and assist in the retention of such employees. The Corporation adopted a Non-Qualified Stock Option Plan during 1988 covering certain of its officers. Options granted under this plan vest at 25% per year. The exercise period for options granted under this plan is ten years from each vesting date. During the year ended December 31, 1988, participating officers, including certain executive officers, received options to purchase an aggregate of 55,196 common shares at an average option price of $17.75 per share. Under this plan, all shares were vested at December 31, 1994. No options were granted under the plan during 1994. Messrs. Chryst, DuRant and Looper previously received options to purchase 20,000, 11,200 and 11,200 common shares, respectively, at an average price of $17.75 per share. Under the terms of a merger
                                       8
agreement, stock options granted under the 1st Atlantic Bank Incentive Stock Option Plan were converted into options to purchase an aggregate of 12,386 shares of the Corporation's common stock at an average option price of $11.69 per share. Under this plan, Mr. Coffee received options to purchase 10,265 common shares at an average price of $11.69 per share.
     The Corporation has adopted certain broad based employee benefit plans including retirement and life insurance plans in which executive officers participate. The value of these items is set forth in the Summary Compensation Table above under "All Other Compensation." Executive officers also may have received perquisites in connection with their employment not set forth in any of the tables herein. Such perquisites totalled less than 10% of their cash compensation in 1994. The foregoing benefits and compensation generally are not directly or indirectly tied to the Corporation's performance.
     Mr. Stephen L. Chryst has been Chief Executive Officer of the Corporation since 1982. Mr. Chryst's 1994 compensation consisted of base salary, cash bonus, certain perquisites (which did not exceed 10% of his base salary and bonus) and the various forms of other compensation set forth in the preceding paragraph which was generally available to all employees. Mr. Chryst's base salary of $215,000 was set by the Compensation Committee at the beginning of 1994 and increased 18.8% from 1993. The level of base salary was based in part on compensation levels of chief executive officers of comparable companies. Mr. Chryst's cash bonus was determined principally by achievement of the set performance goals discussed above. The Corporation achieved 131% of the EPS goal, 115% of the net noninterest expense to average asset ratio goal, and 159% of the internal growth goal. These performance achievements resulted in a cash bonus to Mr. Chryst of $77,400 or 36.0% of his base salary. The Compensation Committee believes that the Corporation's strong performance during 1994 was directly related to Mr. Chryst's leadership and that all compensation paid to him was warranted.
     Periodically, independent compensation consultants are engaged to review the total compensation of all members of executive management as compared with peers with comparable responsibilities in other companies. Results of the study are reported to the Compensation Committee.
                            COMPENSATION COMMITTEE
                            C. Donald Cameron
                            John D. Flowers
                            J. Bryan Floyd
                            J. Roddy Swaim
                            Zeb M. Thomas, Sr.
                                       9

                               PERFORMANCE GRAPH
     The following chart shows a five-year comparison of the cumulative total return on the Corporation's stock, assuming reinvestment of dividends, with that of a broad equity market index, the Dow Jones Market Equity Index, and with that of a published industry index, the Dow Jones Regional Banks-South Index.
     The yearly percentage change in the cumulative total return on the Corporation's stock is computed by dividing the sum of the cumulative amount of dividends for the five year period ended December 31, 1994, assuming dividend reinvestment, and the difference between the Corporation's share price at December 31, 1994 and December 31, 1989 by the share price at December 31, 1989. The Dow Jones Market Equity Index and the Dow Jones Regional Banks-South Index are constructed using this methodology for large samples of companies.

         (Performance Graph appears here see plot points below)

                                             1989         1990         1991         1992         1993         1994
 Anchor Financial Corporation               100.00       100.47       100.41       106.81       159.34       172.40
 Dow Jones Regional Banks-South Index       100.00        67.75       122.63       163.48       167.96       165.36
 Dow Jones Equity Market Index              100.00        96.07       127.24       138.19       151.93       153.10

                      CERTAIN TRANSACTIONS WITH MANAGEMENT
     The Corporation has had in the past, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risks of collectibility or present other unfavorable features.
     Albert A. Springs, III, director of the Corporation, is the owner of H.B. Springs Company (Insurance Agency). During 1994, the Corporation and its subsidiaries purchased insurance through this company. The premiums paid for such insurance are considered reasonable in relation to those premiums that would have been paid to a third party. Howell V. Bellamy, Jr., director of the Corporation, is the Chairman of the Board of the law firm of Bellamy, Rutenberg, Copeland, Epps, Gravely and Bowers, P.A. The law firm has rendered legal services to the Corporation and its subsidiaries during 1994. The fees paid for such legal services are considered reasonable in relation to those fees that would have been paid to a third party. Ruppert L. Piver, director of the Corporation, leases land to The Anchor Bank of North Carolina ("ABNC") on which its main office is located. The lease expires on December 31, 2002, but ABNC has the option to extend the lease for two additional ten-year periods. The current rental rate is approximately $3,600 annually. The Corporation made payments of approximately $3,600 in 1994. Management believes that the terms of the lease are as favorable as would have been obtainable from a third party.
     Other than these transactions, there were no material transactions with any such persons during 1994.
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     Price Waterhouse LLP has been independent public accountants for the Corporation since 1975. The Corporation recommends that the shareholders ratify the selection by the Board of Directors of the Corporation of Price Waterhouse LLP as independent public accountants for the Corporation during the year ending December 31, 1995.
     It is expected that representatives of Price Waterhouse LLP will be present at the meeting and will be available to respond to appropriate questions. The representatives of Price Waterhouse LLP will be given an opportunity to make a statement if they desire.
                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
     A copy of the Corporation's Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the Securities and Exchange Commission, is available free of charge to each shareholder of record upon written request to the Corporate Secretary, Anchor Financial Corporation, 2002 Oak Street, Myrtle Beach, South Carolina 29577.
                                          By Order of the Board of Directors
                                          STEPHEN L. CHRYST
                                          President and Chief Executive Officer
Myrtle Beach, South Carolina
March 24, 1995
                                       11